Consolidated Report of Condition for Insured Commercial and State-Chartered
                       Savings Bank for December 31, 1998

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Line                         Description                                                                            Value
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Call Date                    12/31/1998
Bank Name                    First Union National Bank
Address                      2 First Union Center
City                         Charlotte
County                       Mecklenburg
Short Name                   FUNB
Zip Code                     28288-0201
Certificate Number           33869
State                        NC
Charter Type                 1
RC.1.a.                      Cash and balances due, noninterest-bearing balances & currency & coin                    12220276
RC.1.b.                      Cash and balances due, interest-bearing balances                                          2533262
RC.2.a.                      Securities, held-to-maturity                                                              1891097
RC.2.b.                      Securities, available-for-sale                                                           36783824
RC.3.                        Federal funds sold and securities purchased under agreements to resell                    8034320
RC.4.a.                      Loans and leases, net of unearned income                                                133283216
RC.4.b.                      Less: allowance for loan and lease losses                                                 1810465
RC.4.c.                      Less: allocated transfer risk reserve                                                           0
RC.4.d.                      Loans and leases, net of unearned income, allowance, and reserve                        131472751
RC.5.                        Trading assets                                                                            7042399
RC.6.                        Premises and fixed assets (including capitalized leases)                                  3165970
RC.7.                        Other real estate owned                                                                    128223
RC.8.                        Investments in unconsolidated subsidiaries and associated companies                        323890
RC.9.                        Customers' liability to this bank on acceptances outstanding                              1268425
RC.10.                       Intangible assets                                                                         5200418
RC.11.                       Other assets                                                                             12418468
RC.12.                       Total assets                                                                            222483323
RC.13.a.                     Deposits in domestic offices                                                            137007272
RC.13.a.(1)                  Noninterest-bearing deposits, domestic                                                   26154252
RC.13.a.(2)                  Interest-bearing deposits, domestic                                                     110853020
RC.13.b.                     Deposits in foreign offices, Edge & Agreement subsidiaries and IBFs                      10021556
RC.13.b.(1)                  Noninterest-bearing deposits, foreign                                                      477500
RC.13.b.(2)                  Interest-bearing deposits, foreign                                                        9544056
RC.14.                       Federal funds purchased and securities sold under agreements to repur.                   19607885
RC.15.a.                     Demand notes issued to the U.S. Treasury                                                   389283
RC.15.b.                     Trading liabilities                                                                       5075053
RC.16.a.                     Other borrowed money, remaining maturity of one year or less                             14089286
RC.16.b.                     Other borrowed money, remaining maturity of more than 1 thru 3 years                      2371510
RC.16.c.                     Other borrowed money, remaining maturity of more than three years                          767010
RC.18.                       Bank's liability on acceptances executed and outstanding                                  1280934
RC.19.                       Subordinated notes and debentures                                                         4045123
RC.20.                       Other liabilities                                                                         9151594
RC.21.                       Total liabilities                                                                       203806506
RC.23.                       Perpetual preferred stock and related surplus                                              160540
RC.24.                       Common stock                                                                               454543
RC.25.                       Surplus (exclude all surplus related to preferred stock)                                 13206325
RC.26.a.                     Undivided profits and capital reserves                                                    4441457
RC.26.b.                     Net unrealized holding gains (losses) on available-for-sale securities                     417625
RC.27.                       Cumulative foreign currency translation adjustments                                         -3673
RC.28.                       Total equity capital                                                                     18676817
RC.29.                       Total liabilities and equity capital                                                    222483323
RC.M.1.                      Most comprehensive level of auditing by independent external auditors                         N/A

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